EXHIBIT 99.2

Anne-Marie Megela
Senior Director, Investor Relations
1.800.2GEVITY (1.800.243.8489), x4672
annemarie.megela@gevityhr.com

GEVITY QUARTERLY DIVIDEND INCREASED BY 16.7% TO $0.07 PER SHARE

    •     Second dividend increase in twelve months

BOARD EXPANDED AND STRENGTHENED WITH ADDITION OF NEW MEMBER

    •     A.D. Frazier, Jr. joins Board of Directors

BRADENTON, FL, February 17, 2005 – The Board of Directors of Gevity (NASDAQ: GVHR) declared a dividend of $0.07 per common share, payable on April 29, 2005 to shareholders of record on April 15, 2005. This represents a 16.7% increase from the previous quarterly dividend level of $0.06 per common share, and is the second dividend increase in twelve months. Commenting on the dividend increase, Erik Vonk, Gevity’s Chairman and Chief Executive Officer stated, “This increase reflects the continued confidence of our board in our prospects for the future.”

Gevity further announced that A.D. Frazier, Jr. was elected to its Board of Directors at its meeting on February 16, 2005. Mr. Frazier is the former Chief Operating Officer of the Atlanta Committee for the Olympic Games and retired in March 2004 as President and Chief Operating Officer of Caremark Rx, Inc. Prior to his positions at Caremark, Mr. Frazier was Chairman and Chief Executive Officer of the Chicago Stock Exchange. He was previously a global partner of AMVESCAP Plc., a London-based independent global investment management firm and the parent company of INVESCO, Inc. at which he previously held various executive positions. Mr. Frazier also serves as non-executive Chairman of the Board of Goldkist, Inc. (NASDAQ: GKIS) and is a member of the Board of Directors of Apache Corp. (NYSE: APA).

Regarding Mr. Frazier’s election, Mr. Vonk stated, “Gevity is very pleased to have the benefit of Mr. Frazier’s varied business experience, which further strengthens our Board of Directors.” Mr. Frazier will stand for re-election together with the other nominees at the annual meeting of shareholders to be held on May 12, 2005.

About Gevity

Gevity helps clients increase profits, grow sales and improve customer satisfaction through our comprehensive employee management solution. We serve as the insourced human resource department to small- and medium-sized businesses nationwide. Our unique approach integrates three key drivers of business success: workforce alignment, administrative relief and business protection. We deliver our solution through our innovative people, processing and portal approach, combining the resources of our highly skilled human resource consultants and our scalable, Web-enabled technology platform.

gevity	|	press release
people 1st

A copy of this press release can be found on the company’s Web site at www.gevity.com.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), Gevity HR, Inc. (“Gevity” or the “Company”) is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” and “projection”) are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company’s Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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gevity	|	press release
people 1st